Exhibit 5.1

Bnei Brak, August 17, 2017

Yaron Tikotzky, Adv. (CPA)*

Eli Doron, Adv. & Notary

Ronen Kantor, Adv.

Azriel Cederboum, Adv.

Giora Gutman, Adv.

Rachel (Goren) Cavallero, Adv.

Gil Mor, Adv. & Notary**

Sharon Fishman, Adv. & Notary

Moti Hoffman, Adv. & Notary

Efrat Hamami, Adv.

Tamir Kalderon, Adv.

Asaf Gershgoren, Adv .& economist

Efi Ohana, Adv .& economist

Ron Soulema, Adv.

Sagiv Bar Shalom, Adv.

Ori Perel, Adv.

Asaf Hofman, Adv. & economist

David Rozen, Adv.

Israel Mark, Adv.

Amir Bar-dayan, Adv.

Sandrine Dray, Adv. & Notary***

Nahi Hamud, Adv.

Shmulik Cohen, Adv.

Yair Messalem, Adv.

Maayan Peled, Adv.

Igal Rosenberg, Adv.

Gili Yasu, Adv. & Notary

Lilach Cohen-Shamir, Adv.

Orit Peper, Adv.

Rivka Mangoni, Adv.

Israel Asaraf, Adv.

Jossef Prins, Adv.

Shay Almakies, Adv.& Notary

Yael Porat Kotzer, Adv.

Gali Ganoni, Adv.

Odelia Cohen-Shondorf, Adv.

Hasan Hasan, Adv.

Yana Shapiro Orbach, Adv.

Ronit Rabinovich, Adv.

Nidal Siaga, Adv.

Remon Zinaty, Adv.

Avi Cohen, Adv.

Amit Moshe Cohen, Adv.

Sonny Knaz, Adv.

Bat-El Ovadia, Adv.

Aharon Eitan, Adv.

Sivan Kaufman, Adv.

Iris Borcom, Adv.

Sivan Feldhamer, Adv.

Inbal Naim, Adv.

Roman Shalev, Adv.

Amir Keren, Adv.

Ariel Regev, Adv.

Inbal Harel Gershon, Adv.

Shirli Rahmani, Adv.

Omer Katzir, Adv.

Hadar Weizner, Adv. & economist

Noy Keren, Adv.

To: Cellect Biotechnology Ltd.

23 HaTa'as St.

Kfar Saba 4442525 Israel

Ladies and Gentlemen,

Re: REGISTRATION STATEMENT ON FORM S-8

We are acting as Israeli counsel for Cellect Biotechnology Ltd., an Israeli company (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), pertaining to the registration of 4,207,971 Ordinary Shares no par value of the Company (the “Plan Shares”) under the Cellect Biotechnology 2014 Incentive Option Plan (the “Plan”).

In rendering our opinion, we have examined, and have relied as to factual matters solely upon, originals or copies certified, or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purposes of this opinion. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. We have, when relevant facts material to our opinion were not independently established by us, relied to the extent we deemed such reliance proper upon written or oral statements of officers and other representatives of the Company.

In giving the opinion expressed herein, no opinion is expressed as to the laws of any jurisdiction other than the State of Israel.

Based upon and subject to the foregoing, we are of the opinion that the Plan Shares, when issued pursuant to the terms of the Plan, and the terms of any agreements relating to such issuance, will be upon receipt of the consideration provided for in the Plan, validly issued, fully paid and non-assessable.

This opinion is intended solely for the benefit and use of the Company and other persons who are entitled to rely on the Registration Statement, and is not to be used, released, quoted, or relied upon by anyone else for any purpose (other than as required by law), without our prior written consent.

We hereby consent to the filing of this opinion as Exhibit A to the Registration Statement, and to the use of our name wherever appearing in the Registration Statement in connection with Israeli law. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Doron, Tikotzky, Kantor, Gutman, Cederboum

Doron, Tikotzky, Kantor, Gutman, Cederboum

Advocates & Notaries

Eli Kulas. Adv. Notary & Mediator- Counselor
Jan Robinsohn,M.Jur. Adv. & Notary. Head of
Polish desk - Counselor ****
Giora Amir, Adv. Notary- Counselor

*Member of the New York State Bar
**Member of the Law Society in England & Wales
*** Accredited by the consulate of France
****Honorary Consul Of The Republic Of Poland(ret.)

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